[DESCRIPTION] MICROS-TO-MAINFRAMES, INC FORM S-3






As filed with the Securities and Exchange Commission on November __, 2000

						     Registration No. 333-
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		       SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549

				  FORM S-3
			   REGISTRATION STATEMENT
				   UNDER
			 THE SECURITIES ACT OF 1933
			      _______________

			   Micros-to-Mainframes, Inc.
	   (Exact Name of Registrant as Specified in its Charter)
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
     New York                           614 Corporate Way              13-3354896
(State or other jurisdiction of   Valley Cottage, New York 10989    (I.R.S. Employer Identification No.)
incorporation or organization)      Telephone: (914) 268-5000

	(Address and telephone number of principal executive offices)
			      _______________
			     Steven H. Rothman
		 Chief Executive Officer and President
			 MICROS-TO-MAINFRAMES, INC.
			    614 Corporate Way
		     Valley Cottage, New York 10989
		      *Telephone: (914) 268-5000
		       Telecopier: (914) 268-9695
(Name, address, including zip code, and telephone number, including area code, of agent for service)
			      ______________

A copy of all communications, including communications sent to the agent for service should be sent to:
			    Jack Becker, Esq.
			 Snow Becker Krauss P.C.
			   605 Third Avenue
		       New York, N.Y. 10158-0125
		       Telephone: (212) 687-3860
		       Telecopier: (212) 949-7052

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

	If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
	If any of the securities being registered on this form are to be offered or delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


			    ----------------
		     CALCULATION OF REGISTRATION FEE

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
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Title Of Each Class of  Section 4.01      Proposed     Proposed    Amount of
Securities to Be        Amount to Be       Maxium       Maxium    Registration
Registered                Registered      Offering     Aggregate     Fee(3)
					  Price per    Offering
					  Share (1)     Price(1)
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 1) Common Stock,            330,000        $2.75     $915,750     $239.58
    $.001 par value          shares (2)
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
(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act.
(2) Represents shares to be sold by the selling securityholders named herein. Includes an indeterminate number of shares that the selling securityholders may acquire upon exercise of warrants in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to the antidilution provisions of the warrants.
(3) Calculated solely for the purpose of determining the registration fee under rule 457(c) based upon the closing price of the Common Stock on the NASDAQ National Market on November 10, 2000.
============================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================

    Preliminary Prospectus, Subject to Completion, Dated November __, 2000

			       330,000 Shares

			Micros-to-Mainframes, Inc.

			     Common Stock

   The selling securityholders named in this prospectus are offering and selling up to 330,000 shares of our common stock.

   Our common stock is quoted on The Nasdaq National Market under the symbol "MTMC."

   The common stock is a speculative investment and involves a high degree of risk. You should read the description of certain risks under the caption "Risk Factors" commencing on page 3 before purchasing our common stock.

    Our executive offices are at 614 Corporate Way, Valley Cottage, New York 10989, and our telephone number is (914) 268-5000
			       _______________

   These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	 The date of this prospectus is             , 2000

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Information in this prospectus is not complete and is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy nor shall there be any sale of these securities in any state where the offer or sale is prohibited.
				1
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

                    TABLE OF CONTENTS
						      Page

Risk Factors ......................................    3
Forward Looking Statements ........................    9
Selling Securityholders ...........................   10
Plan of Distribution ..............................   12
Information About the Company .....................   13
Legal Matters .....................................   13
Experts............................................   14


			   _______________

   This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

			    Risk Factors

Risks Relating to MTM

   We expect to have substantial future financing requirements in connection with the expansion of our network services business and to take advantage of other business opportunities that may become available to us.

   As part of our growth objectives, we plan to expand our network services business. We intend to enhance and expand our service offerings and to develop a channel program to provide our services through a network of technology providers. In addition, we are considering a spin-off of our network services business to our shareholders. We will need substantial financing, in addition to the proceeds from this offering, to expand our network services business. We have incurred, and expect to continue to incur, significant operating and marketing expenses, as well as capital expenditures, in connection with the expansion of our network services business. Our operating expenses have increased due to the addition of engineering, technical, sales and administrative personnel to support the expansion of our network services business. We also may need substantial capital to take advantage of opportunities such as strategic alliances and acquisitions or to respond to changing business conditions and unanticipated competitive pressures. Our ability to obtain financing depends, in part, upon generally prevailing market conditions which have been less favorable for technology-related companies in recent months. If we are unable to obtain financing in an amount and on terms satisfactory to us, our ability to expand our network services business will be impeded and we may decide not to pursue the spin-off. If we are unable to spin-off the network services business, it will be more difficult for us to sell our network services to other resellers who compete with us.

   If we are unable to manage effectively our growth and to transition a stand-alone network services company, we may not be successful in providing our network services.

   Our planned growth and transition to a network services business will place significant demands on our management and operations. Our ability to manage successfully this growth and transition will depend on a number of factors, including:

  * expanding our management resources, infrastructure, information and reporting systems and controls;
  *     expanding, training and managing our employee base;
  *     evaluating new markets;
  *     monitoring operations;
  *     controlling costs; and
  *     developing our marketing channels.

   We are dependent upon two customers.

   PaineWebber accounted for approximately 19%, 21% and 13% of our revenues for the fiscal years ended March 31, 2000, 1999 and 1998, respectively, and AI Credit accounted for approximately 19% of our revenues for the fiscal year ended March 31, 2000. If one or both of these principal customers discontinues or substantially reduces the use of our services, our business may be adversely affected.

   Our business will be adversely affected if we cannot counteract future declines in gross margins.

      Gross margins on product sales and network services declined over the past several years because of product price reductions and intense competition. Although we have improved our gross margins for our network services business in the most recent year by decreasing our use of outside contractors to perform certain services and by improving the efficiency of our technical and engineering staff and from product sales as a result of a change in product mix, we may not be able to do so in the future. A material decrease in our gross margins could have a material adverse effect on our business.
				3

   If we do not generate substantial revenues from our network services business, we may not operate profitably.

   We have incurred significant operating and marketing expenses in connection with the expansion of our network services business. Operating expenses include the addition of engineering, technical, sales and administrative personnel to support the expansion of our network services business. If we do not generate substantial revenues from our network services business, our future operations may not be profitable, and we may have to limit the planned expansion of our network services business.

   Our quarterly results may fluctuate.

   Our revenues and results of operations are difficult to predict and may fluctuate significantly from quarter to quarter.
   Our revenues are difficult to forecast and may fluctuate for a number of reasons:

   * the market for network management services is relatively new, and we have no reliable means to assess overall customer demand;
   * we may not be able to attract technology providers to market our services, particularly if we are unable to separate our network services business from our reseller business;
   * we anticipate that our revenues from product sales will decline as we seek to manage our mix of revenues;
   *    we may not add new customers for our network services;
   * we may lose customers as the result of competition and problems with our services; and
   * we may not be able to develop new or improved services as rapidly as they are needed.

	In addition, it is difficult to predict gross margins on product sales and network services, particularly due to competitive pressures within our industry. As a result, a variation in the product mix or timing of revenues could significantly affect our results of operations from quarter to quarter and could result in quarterly losses.

    We may not be able to retain our key personnel or hire additional personnel we need to succeed.

	Our success will be largely dependent upon the personal efforts of Howard Pavony, our Chairman of the Board, and Steven H. Rothman, our President and Chief Executive Officer. The loss of the services of either Messrs. Pavony or Rothman could have a material adverse effect on our business and prospects. Although Messrs. Pavony and Rothman are employed under employment agreements which expire on September 1, 2001, there can be no assurance that we will be able to retain their services. In addition, our success will be dependent upon our ability to hire and retain additional qualified management, marketing, financial and technical personnel. We will compete with other companies with greater financial and other resources for such personnel.

    Our principal executive officers control matters upon which shareholders vote, as well as our management and policies.

    Howard Pavony and Steven H. Rothman beneficially own in the aggregate approximately 39% of our common stock. Consequently, they have the ability to significantly influence the election of our directors and the outcome of all other issues submitted to our shareholders.

Risks Relating to Our Reseller Business

     We are dependent on our suppliers for microcomputer and related products.

     We purchase microcomputers and related products directly from numerous suppliers as either an authorized dealer or a value added reseller. We have entered into authorization agreements with our major suppliers. Typically, these agreements provide that we have been appointed, on a non-exclusive basis, as an authorized dealer and systems integrator of specified products of the supplier at specified locations. Most of the authorization agreements provide that the supplier may terminate the agreement with or without cause upon 30 to 90 days notice or immediately upon the occurrence of certain events. In addition, although each agreement is generally subject to renewal on an annual basis, there can be no assurance that such agreements will be renewed.

    Our future results of operations are dependent upon continued demand for microcomputer products. Distributors in the microcomputer industry currently face a number of adverse business conditions, including price and gross profit margin pressures and market consolidation. In recent years, all major hardware vendors have instituted extremely aggressive price reductions in response to lower component costs and discount pricing by certain microcomputer manufacturers. The increased price competition among major hardware vendors has resulted in declining gross margins for many microcomputer resellers, and has caused some of our direct competitors to discontinue business operations. Moreover, increased price competition among vendors may result in a reduction in existing vendor subsidies. Although discounted prices have enabled us to increase our sales volume in recent years, they have resulted in lower gross margins for some of our product lines. We may not be able to continue to compete effectively in this industry, given the intense price reductions and competition currently existing in the microcomputer industry.

    Significant consolidation and manufacturers selling direct to consumers may cause competition to increase in intensity.

    The reseller business is highly competitive and continues to experience a significant amount of consolidation. In the future, we may face fewer but larger and better financed competitors as a consequence of such consolidation. In addition, several computer manufacturers have expanded their channels of delivery, pricing and product positioning and compete with our marketing network for potential clients. To the extent that the reseller business continues to consolidate or computer manufacturers continue to compete directly for our customers, our business could be adversely affected.

    We face intense competition from distributors and other resellers of microcomputer products.

    The microcomputer market is highly competitive. We are in direct competition with local, regional and national distributors of microcomputer products and related services. Several of these competitors offer most of the same basic products as us. We compete with other resellers and believe our prices and delivery terms are competitive. Many competitors may sell their products at lower prices than us, but generally do not offer the same range of support services after installation of equipment that we offer to our customers.

    In addition, the tri-state Metropolitan New York area and New England, to which we market our products and services, are particularly characterized by highly discounted pricing on microcomputer products from various sources of competition. We face competition from microcomputer suppliers that sell their products through direct sales forces and from manufacturers and distributors that emphasize mail order and telemarketing.

    Depending on the customer, the principal areas of competition may include price, pre-sales and post-sales technical support and service, availability of inventory and breadth of product line. We have an insignificant market share of sales in the microcomputer industry and the service markets which we serve. Certain of our competitors at the regional and national level are substantially larger, have more personnel, have materially greater financial and marketing resources than us and operate within a larger geographic area than us.

Risks Relating to Our Network Services Business

   We face intense competition from many sources that could adversely affect our business.

   Many companies offer one or more of the network services we perform. These competitors include telecommunications carriers, value-added resellers of network and communications equipment, information technology consultants, systems integrators and network equipment and computer systems vendors. Furthermore, our business plan depends upon developing a distribution channel that involves some of these competitors.

   We also compete with the internal network management organizations of the businesses that we seek to service. These organizations may have developed, or may develop in the future, tools and methodologies to manage their network processes, and they may be reluctant to use the services offered by third parties like us.

   Competition is likely to increase significantly as new network management services companies enter the market and current competitors expand their service and product lines. Many of these potential competitors are likely to enjoy substantial competitive advantages including:

  *      larger technical staffs;

  *      more established sales channels;

  *      greater name recognition; and

  * substantially greater financial, marketing, technical and other resources.

   We may not be able to compete successfully against our existing and future competitors. Any pricing pressures, reduced margins, loss of market share or inability to gain market share resulting from this competition or our failure to compete effectively could seriously damage our business.

   If the market for outsourced network services does not grow as we expect, our ability to generate revenues will suffer.

   Our long-term viability depends significantly on the acceptance and use of network services by mid-sized companies. The market for these services, particularly our remote network management services, is new and rapidly evolving. If the trend toward outsourcing network services declines or if businesses decide to perform services previously outsourced themselves, our ability to generate revenues and implement our business plan may suffer. A number of factors may affect the demand for our services, including:

  * during an economic downturn, businesses may decide to perform services previously outsourced themselves or eliminate the use of some of these services;

  * changes in technology and the availability of qualified information technology professionals or other factors may make internal network management more cost- effective than outsourcing these services to third parties, like us; and

  * the expected continued growth of the Internet, which drives much of the development of large-scale, complex networks that we support, may not occur.

   If we fail continually to enhance our services to keep pace with the rapid technological changes in our industry, we may not be successful in offering competitive services.

   The market for our services is characterized by rapidly changing technology, frequent new service introductions and evolving industry standards. Our continued success will depend, in part, on our ability to remain abreast of these rapid technological developments and to enhance our existing services and to integrate and introduce new service offerings. If we cannot keep pace with these changes on a cost-effective and timely basis, we will not be able to meet the increasingly sophisticated network management needs of our clients and our services will become less competitive. We may not be successful in achieving these goals.

   We may be unable to develop and implement our distribution plan for our services.

   A key element of our business plan and marketing strategy is the development of a distribution channel for offering our network services through technology providers, including telecommunications carriers, competitive local exchange carriers, direct local exchange carriers, business consulting firms and value-added resellers of communications and networking equipment. Our business plan assumes that these technology providers will market our services directly to their customers. Some of these technology providers may compete with us in providing network services.

   We must develop these alternative sales channels to increase our revenues and become profitable. We only recently started to develop our sales channels and may not be successful. We do not expect that these technology providers will be required to sell any minimum level of our services or that they will be prohibited from promoting competitive services to business end-users. We cannot be sure that these technology providers will dedicate resources or give priority to selling our services. These intermediary companies have not generated significant sales of our services to date. In addition, they may seek to make us reduce the prices for our services in order to lower the total price of their equipment, software and service offerings.

   If we do not substantially increase sales of our services or if our existing business end-user customers reduce or terminate our services, we may be unable to generate sufficient revenue to implement our business plan.

   We currently provide our network services to a limited number of business end-users. The success of our business depends on us significantly increasing sales of our network services, particularly our remote services. As of August 1, 2000, we provided network services to approximately 200 clients, including 14 clients to whom we provided automated remote services. If we are unable to significantly increase the number of businesses that use our services or if a number of these existing business end-users discontinues or substantially reduces the use of our services, we may be unable to generate sufficient revenues to implement our business plan.

   Our customers may terminate the use of our network services on short notice.

   We provide, and expect to continue to provide, our network services under short-term arrangements that the business end-user can reduce or cancel without penalty and on short notice. If one or more businesses that individually or in the aggregate account for a significant portion of our revenues terminate their agreements for our services or substantially reduce the services that they require, we may not be able to replace these lost revenues and our business may suffer.

   If our remote network management systems fail to operate properly, we may lose customers, face significant liability claims and suffer decreased revenues.

   Many of our services, particularly those involving remote network management, are designed to provide critical network management services. Our remote network management system is complex and requires the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. These remote services are provided from a single site, and we do not have any redundant systems or facilities at a separate geographic location. Operations risks to our systems include:


  * power outages, fires and other natural disasters affecting our network automation center;

  *    telecommunications failures;

  *    equipment failures or "crashes;"

  *    security breaches; and

  *    capacity limitations.

   The failure of our systems to operate as required could disrupt the operation of the networks and electronic communications infrastructures of our customers. A failure that disrupts the operation of a customer's network may:

  * require us to make payments on contractual performance guarantees that we offer to businesses that use our automated remote services;

  * subject us to substantial liability claims if businesses using our services seek damages for losses incurred;

  * require us to spend more money for replacing existing equipment or building redundant facilities;

  *    damage our reputation; and

  *    cause us to lose customers and revenues.

    We may be unable to protect our intellectual property, and we could incur substantial costs defending our intellectual property from infringement or claims of infringement made by others.

Our business and financial performance depend upon our proprietary technology, trade secrets and other intellectual property. Unauthorized use of our intellectual property by third parties may damage our brand and our reputation and have an adverse effect on our future success. We rely on trademark and copyright law, trade secret protection and confidentiality, license and other agreements with our employees, customers and other businesses to protect our intellectual property rights. Although we have filed applications for service mark registrations for some of our marks, we do not have any patents or patent or copyright applications pending and we cannot assure you that our service mark applications will be granted. Existing trade secret, trademark and copyright laws afford us only limited protection. The steps we have taken may not be adequate to deter competitors from misappropriating our proprietary information, and we may not be able to detect unauthorized use and take appropriate remedial steps to enforce our intellectual property rights. The laws of some foreign jurisdictions also are uncertain or may not protect intellectual property rights to the same extent as do the laws of the United States.

    We rely on proprietary technology developed by third parties to provide our automated remote services. In some cases, we must obtain licenses from third parties to continue using their proprietary technology. If we are unable to continue to license the third party proprietary technology upon which we rely, we may need to license alternative proprietary technology or develop our own to continue providing our automated remote services. These alternatives may be significantly more expensive or less useful, and we might not be able to deploy an alternative in a timely manner or at all. If we lose the rights to continue using a third party's proprietary technology, our business may be harmed.

   We may be subject to legal proceedings and claims alleging infringement by us of third party intellectual property rights and we may be required to indemnify the information technology providers that market our services for similar claims made against them. Any infringement claim could require us to spend significant time and money in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property that is the subject of the infringement claims. As a result, any infringement claim may disrupt and damage our business and may restrict us from offering our intended services.

   We may not be able to find suitable acquisition opportunities, and even if we do, we may have difficulty in integrating newly acquired businesses or technologies.

   As part of our business strategy, we intend to pursue acquisitions of, or investments in, businesses, technologies or services to complement our existing business or enhance our technological capabilities. We may not be able to identify, acquire or make investments in attractive acquisition candidates on favorable terms or at all. If we do acquire a company, business or technology, we may have difficulty integrating acquired personnel, operations, customers or vendors. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Future acquisitions by us also could result in large and immediate write-offs, incurrence of debt and contingent liabilities or amortization of expenses related to goodwill and other intangibles, any of which could harm our operating results.

   We may not be able to attract and retain qualified information technology professionals, who are in extremely short supply.

   Network services can be very complex and, in general, only highly qualified, highly trained information technology professionals have the skills necessary to develop and provide these services. In order to support our network services business, we must attract, motivate and retain a significant number of highly skilled information technology professionals. These professionals are in short supply, and we face significant competition for these professionals, not only from our competitors but also from end-users, the technology providers through whom we provide our services and other companies throughout the network services industry. Other employers may offer information technology professionals significantly greater compensation and benefits and more attractive career paths than we are able to offer. Our inability to attract and retain a sufficient number of qualified information technology professionals may seriously damage our business.

		   Forward Looking Statements

Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," "continue" or similar words. These statements discuss future expectations, estimate the happening of future events, anticipate our future financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we incorporate by reference. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

		     Selling Securityholders

   The following table sets forth the names of the selling securityholders, the number of shares of common stock that each selling securityholder owned beneficially as of September 30, 2000, the number of shares that each selling securityholder may offer, and the number of shares of common stock that each selling securityholder will own beneficially upon completion of the offering, assuming all of the shares offered are sold. None of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

    The selling securityholders purchased the shares of common stock and warrants that may be exercised to acquire additional shares of common stock offered by this prospectus in a private offering exempt from the registration requirements of the Securities Act under Section
4(2) of the Securities Act and Rule 506 of Regulation D. fOR additional information concerning the private offering, see "Information About Micros-to-Mainframes--Recent Developments".


   As of September 30, 2000, we had 5,135,569 shares of common stock outstanding. For purposes of computing the number and percentage of shares beneficially owed by a selling securityholder on September 30, 2000, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling securityholder.


				     Shares of          Shares of         Shares of
				   Common Stock        Common Stock      Common Stock
				 Beneficially Owned   Offered in the   Beneficially Owned
				  Before Offering(1)     Offering(1)    After Offering
Name of Selling                  -----------------    -------------    ------------------
Securityholder                  Number   Percent(2)       Number        Number  Percent
---------------                -------   ----------     ---------       ------  -------

State Capital Partners         37,500(3)    *          37,500 (3)         0        ---
P.O. Box 87
Line & Grove Street
Nantioke, PA 18634

Penn Footware                  75,000(4)   1.5%        75,000 (4)         0        ---
P.O. Box 87
Line & Grove Street
Nantioke, PA 18634

Lone Star Holding              37,500(3)    *          37,500 (3)         0        ---
Partnership, LP
14 South High Street
P.O. Box 673
New Albany, OH 43054

Riviera-Enid Limited           19,000(5)    *          12,500 (5)      7,500         *
Partnership
1501 Venera Avenue #205
Coral Gables, FL 33146

Alan W. Steinberg Limited      40,000(6)    *          25,500 (6)     15,000         *
Partnership
1501 Venera Avenue #205
Coral Gables, FL 33146


				10


				     Shares of          Shares of         Shares of
				   Common Stock        Common Stock      Common Stock
				 Beneficially Owned   Offered in the   Beneficially Owned
				  Before Offering(1)     Offering(1)    After Offering
Name of Selling                  -----------------    -------------    ------------------
Securityholder                  Number   Percent(2)       Number        Number  Percent
---------------                -------   ----------     ---------       ------  -------
Howard P. Milstein            112,500(7)   2.2%        112,500 (7)        0          ---
888 Park Avenue #8B
New York, NY 10021


Holders of Placement Agent Warrants:

Derek Caldwell(8)              3,000(9)      *           3,000 (9)        0          ---

Preston Tsao(8)                3,000(9)      *           3,000 (9)        0          ---

Marcia Kucher(8)               1,250(10)     *           1,250(10)        0      ---

Philip E. Kassal(8)              853(11)     *             853(11)        0      ---

Daniel M. Myers(8)               852(12)     *             852(12)        0      ---

Richard Stone(8)              10,238(13)     *          10,238(13)        0      ---

Paul Scharfer(8)               1,707(14)     *           1,707(14)        0      ---

Nathan Low Roth IRA(8)         9,100(15)     *           9,100(15)        0      ---

________
     *  Less than one percent.

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated.

(2) Except as otherwise stated, calculated based upon 5,135,569 shares of common stock outstanding.

(3) Includes 7,500 shares that may be acquired upon the exercise of warrants.

(4) Includes 15,000 shares that may be acquired upon the exercise of warrants.

(5) Includes 2,500 shares that may be acquired upon the exercise of warrants.

(6) Includes 5,000 shares that may be acquired upon the exercise of warrants.

(7) Includes 22,500 shares that may be acquired upon the exercise of warrants.

(8) Address is c/o Sunrise Securities Corp., placement agent for the private offering, 135 East 57th Street, New York, New
	York 10022

(9) Represents shares that may be acquired upon the exercise of warrants.

    We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel and the selling security holders' counsel in connection with this offering, but the selling securityholders will pay any underwriting discounts, selling commissions and similar
expenses relating to the sale of the shares.   In addition, we have
agreed to indemnify the selling securityholders, underwriters who they may select, and certain affiliated parties against certain liabilities, including liabilities under the Securities Act, in connection with this offering. The selling securityholders have agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons that control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

		       Plan of Distribution

   The selling securityholders (or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest) may sell shares from time to time in public transactions, on or off The Nasdaq National Market, or private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to, one or any combination of the following types of transactions:

   *   ordinary brokers' transactions;

   * transactions involving cross or block trades or otherwise on the Nasdaq National Market;

   * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

   * "at the market" to or through market makers or into an existing market for the common stock;

   * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

   * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

   *   in privately negotiated transactions; or

   *   to cover short sales.

   The selling securityholders also may sell shares that qualify under
Section 4(1) of the Securities Act or Rule 144.

   In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate in the resales. The selling securityholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling securityholders also may sell shares short and deliver the shares to close out such short positions. The selling securityholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling securityholders also may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

   Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling securityholders in amounts to be negotiated in connection with the sale. The selling securityholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting compensation.

   Information as to whether underwriters who the selling securityholders may select, or any other broker-dealer, is acting as principal or agent for the selling securityholders, the compensation to be received by underwriters that the selling securityholders may select or by any broker-dealer acting as principal or agent for the selling securityholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

   We have advised the selling securityholders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

                  Information About Micros-to-Mainframes

    At Micros-to-Mainframes, Inc., we sell, install and service microcomputers, microcomputer software products, supplies, accessories and custom designed microcomputer systems. We are primarily an authorized direct dealer and value added reseller.

   We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the SEC's website at www.sec.gov. We distribute to our stockholders annual reports containing audited financial statements.

Recent Developments

On September 26, 2000, we sold a total of 240,000 shares of common stock and warrants to purchase an additional 60,000 shares for a total purchase price of $1,200,000 in private offering exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The warrants may be exercised until September 25, 2003 at an initial exercise price of $5.00 per share. In connection with the private offering, we issued to designees of Sunrise Securities, Inc., placement agent for the offering, warrants to purchase a total of 24,000 shares of common stock plus 6,000 of the warrants issued to the investors in the private offering. The warrants issued to the designees of the placement agent may be exercised until September 25, 2005 at an initial exercise price of $5.00.



                 Information Incorporated by Reference

   The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering is completed:

   1.   Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

   2.   Proxy Statement dated September 25, 2000.

   3. Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2000 and September 30,2000.

You may request a copy of these filings, at no cost, by writing or calling us at:

		  Micros-to-Mainframes, Inc.
		  614 Corporate Way
		  Valley Cottage, New York 10989
		  Attention: Chief Financial Officer
		  Telephone: (914) 268-5000


			    Legal Matters

   The validity of the shares of common stock offered hereby has been passed upon by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. An investment partnership affiliated with Snow Becker Krauss P.C. owns 14,000 shares of common stock.

			       Experts

   The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Micros-to-Mainframes, Inc. for the year ended March 31, 1998, have been so incorporated in reliance upon the report of Ernst & Young LLP, and the financial statements incorporated by reference to the Annual Report on Form 10-K of Micros-to-Mainframes, Inc. for the two years ended March 31, 2000, have been so incorporated in reliance on the report of Goldstein Golub Kessler, LLP, both independent public accountants, given upon the authority of such firms as experts in accounting and auditing for such years.

Part II

	      Information Not Required in the Prospectus

Item 14.  Other Expenses of Issuance and Distribution

   The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated below:

        SEC registration fee  ..........$   239.58
	Listing fees ...................  7,500.00
	Legal fees and expenses ........  5,000.00
	Accounting fees ................  2,500.00
        Miscellaneous ..................    760.42
					 ---------
		Total ..................$16,000.00
					==========

Item 15.  Indemnification of Directors and Officers.

   Under Section 722 of the New York Business Corporation Law ("NYBCL"), directors and officers may be indemnified against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and necessarily incurred as a result of. specified actions or proceedings (including appeals), whether civil or criminal (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and for a purpose which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by them in connection with the defense or settlement of such an action (including appeals), except in respect of a (1) threatened action, or pending action which is settled or otherwise disposed of and (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent a court of competent jurisdiction deems proper.

    The Company maintains insurance, at its expense, to reimburse itself and directors and officers of the Company and of its direct and indirect subsidiaries against any expense, liability or loss arising out of indemnification claims against directors and officers and to the extent otherwise permitted under the NYBCL.

	INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 16.  Exhibits

   Exhibit
     No.                   Description
    ----         -----------------------------------
    4.1          Form of Placement Agent Warrant
    4.2          Form of Investor Warrant (included as Exhibit A
		 to Exhibit 4.1)
    5.1          Opinion of Snow Becker Krauss, P.C.
    23.1         Consent of Snow Becker Krauss P.C. (included in
		 Exhibit 5.1).
    23.2         Consent of Goldstein Golub Kessler LLP, independent auditors.
    23.3         Consent of Ernst & Young LLP, independent auditors.

Item 17.  Undertakings.

(a) Rule 415 Offering

The undersigned small business issuer hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i) Include any prospectus required by section l0(a) (3) of the Securities Act.

	(ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) Remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(e)     Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

			     SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds the believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Cottage, State of New York, on this 31st day of October, 2000.

				       MICROS-TO-MAINFRAMES, INC.


				      By:   /s/ Steven H. Rothman
					----------------------------
					  Steven H. Rothman, Chief
					  Executive Officer and President
					 (Principal Executive Officer and
					  Principal Financial and
					  Accounting Officer)

				POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Steven H. Rothman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution , for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on October 31, 2000.


/s/ Howard Pavony
------------------------------------
Howard Pavony, Chairman of the Board

 /s/ Steven H. Rothman
------------------------------------
Steven H. Rothman, Director

 /s/ William Lerner
------------------------------
William Lerner, Director

 /s/ Arnold J. Wasserman
------------------------------
Arnold J. Wasserman, Director

 /s/ Alvin E. Nashman
------------------------------
Alvin E. Nashman, Director

 /s/ James W. Davis
------------------------------
James W. Davis, Director

			    Exhibit Index


Exhibit
  No.                  Description                      Page
 ----       -------------------------------------     -------
 4.1         Form of Placement Agent Warrant

 4.2         Form of Investor Warrant (included as
	     Exhibit A to Exhibit 4.1)

 5.1         Opinion of Snow Becker Krauss, P.C.

 23.1        Consent of Snow Becker Krauss P.C.
	    (included in Exhibit 5.1)

 23.2        Consent of Goldstein Golub Kessler LLP,
	     independent auditors.


 23.3       Consent of Ernst & Young LLP,
	    independent auditors.